EXHIBIT 4(A)
SUPPLEMENT TO
GLOBAL AGENCY AGREEMENT
dated as of April 30, 2010
among
BANK OF AMERICA, N.A.,
as Issuer,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as U.S. Paying Agent and U.S. Registrar,
DEUTSCHE BANK AG, LONDON BRANCH,
as London Paying Agent and London Issuing Agent, and
DEUTSCHE BANK LUXEMBOURG S.A.,
as European Registrar and European Transfer Agent

     THIS SUPPLEMENT TO GLOBAL AGENCY AGREEMENT, dated as of April 30, 2010 (the “Supplement”), is made by and among:
     (i) BANK OF AMERICA, N.A., a national banking organization organized under the laws of the United States of America, as issuer (the “Bank”);
     (ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, as U.S. registrar (the “U.S. Registrar”) and U.S. paying agent (the “U.S. Paying Agent”), which expressions shall also include any successors appointed in accordance with Section 27 of the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated December 19, 2008, as the same may be further supplemented and amended from time to time, among the Bank, Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg, S.A. (as supplemented and amended, the “Agreement”);
     (iii) DEUTSCHE BANK AKTIENGESELLSCHAFT, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch number BR000005, acting through its London branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“Deutsche Bank AG, London Branch”), as London paying agent (the “London Paying Agent” and, together with the U.S. Paying Agent, the “Paying Agents” and each individually, a “Paying Agent”), and London issuing agent (the “London Issuing Agent”); expressions shall also include any successors appointed in accordance with Section 27 of the Agreement; and
     (iv) DEUTSCHE BANK LUXEMBOURG S.A., as European registrar (the “European Registrar” and, together with the U.S. Registrar, the “Registrars” and each a “Registrar”) and European transfer agent (the “European Transfer Agent”), which expressions shall include any successors appointed in accordance with Section 27 of the Agreement.
WHEREAS:
     A. The Bank has established the Global Bank Note Program described in the Offering Circular, dated April 30, 2010 (as such document may hereafter be amended, supplemented or replaced by the Bank, including the material incorporated therein by reference, the “Offering Circular”), which will be supplemented by one or more product supplements and/or pricing supplements setting forth additional terms and conditions of bank notes, pursuant to which the Bank may from time to time issue up to US$75,000,000,000 (or the equivalent thereof in other currencies) in an aggregate principal amount at any one time outstanding of its bank notes (the “Notes”);
     B. The Offering Circular describes the duties and obligations of certain agents with respect to the Notes;
     C. Section 34 of the Agreement provides that the Bank and the Agents may modify, amend or supplement the Agreement without the consent of any holder of Notes, Talons, Receipts or Coupons so long as such action does not adversely effect the rights of the holders of a series of outstanding Notes; and

     D. This Supplement has been duly authorized and approved by an Authorized Representative, effective as of the date hereof.
     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:
ARTICLE I
ADDITIONAL TERMS
     Section 1.1 Section 1(a) of the Agreement is hereby amended by deleting and replacing the definition of “Administrative Procedures” with the following in lieu thereof:
““Administrative Procedures” means the Administrative Procedures Memorandum set forth in Exhibit I hereto, which shall not apply to issuances of commercial paper Notes.”
     Section 1.2 Section 1(a) of the Agreement is hereby amended by deleting and replacing the definition of “Offering Circular” with the following in lieu thereof:
     “Offering Circular” means the Offering Circular describing the Bank’s Global Bank Note Program, dated April 30, 2010, as such document may hereafter be amended, supplemented or replaced by the Bank, and including the material incorporated therein by reference.”
     Section 1.3 Section 1(a) of the Agreement is hereby amended by deleting and replacing the definitions of “Pricing Supplement,” “Registered Global Note” and “TARGET System” with the following in lieu thereof (and all references in the Agreement to “Pricing Supplement” or “TARGET System” shall be construed accordingly):
     “Pricing Supplement” means the pricing supplement, or in the case of commercial paper issuances, the trade confirmation, prepared by the Bank in relation to a particular Tranche of Notes as a supplement to the Offering Circular;”
     “Registered Global Note” means a global Registered Note substantially in the form set out in Exhibit A-1 hereto, or in the case of certain short-term Registered Global Notes, Exhibit A-2 hereto, or in the case of certain commercial paper Registered Global Notes, Exhibit A-3 hereto, or in such other form as may be agreed by the parties hereto.”
     “TARGET2 System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or any successor thereto.”
     Section 1.4 Section 5(d) of the Agreement is hereby amended by adding (a) “or Master Commercial Paper Registered Note certificates, as applicable” after “Master Short-Term Registered Note certificates”; (b) “or each commercial paper Note, as applicable,” after “each short-term Note” and (c) “or Master Commercial Paper Registered Note, as applicable” after “Master Short-Term Registered Note.”

2

     Section 1.5 Section 9(a) of the Agreement is hereby amended by adding “or a Master Commercial Paper Registered Note certificate, as applicable,” after “Master Short-Term Registered Note certificate.”
     Section 1.6 Section 31 of the Agreement is hereby amended by deleting and replacing such section with the following in lieu thereof:
     “Section 31. Notices.
     Any notice or communication given to any party hereunder shall be sufficiently given or served (a) if delivered in person to the relevant address specified below (or such other address from time to time designated by such party to the other parties hereto), and if so delivered, shall be deemed to have been delivered at the time of receipt; (b) if sent by mail (whether registered or certified, return receipt requested; postage prepaid; or overnight courier) to the relevant address specified below (or such other address from time to time designated by such party to the other parties thereto), and, if so sent, shall be deemed to be delivered at the time of delivery, provided such delivery is confirmed by return receipt or signature upon delivery; (c) if sent by facsimile transmission to the relevant number specified below (or such other number from time to time designated by such party to the other parties hereto) and, if so sent, shall be deemed to have been delivered upon transmission, provided such transmission is confirmed when an acknowledgment of receipt is received; (d) if sent by e-mail to the relevant e-mail address specified below (or such other e-mail address from time to time designated by such party to the other parties hereto), and if so sent, shall be deemed to have been delivered at the time of receipt.
In the case of the Bank, to it at:
Bank of America, N.A.
NC1-007-07-13
100 North Tryon Street
Charlotte, North Carolina 28255-0065
U.S.A.
Attn: Corporate Treasury — Governance and Control
Telephone: +1-980-388-2654
Facsimile: +1-980-387-8794
E-mail: securities.administration@bankofamerica.com
Together with a copy to:
Bank of America Corporation
Legal Department
NC1-002-29-01
101 South Tryon Street
Charlotte, North Carolina 28255
Telephone: +1-980-386-4238
Facsimile: +1-704-386-1670
Attention: Teresa M. Brenner, Esq.

3

and
McGuireWoods LLP
201 North Tryon Street
Charlotte, North Carolina 28202
Telephone: +1-704-343-2030
Facsimile: +1-704-343-2300
Attention: Boyd C. Campbell, Jr., Esq.
In the case of the U.S. Registrar and U.S. Paying Agent, to it at:
DEUTSCHE BANK TRUST COMPANY AMERICAS
c/o Deutsche Bank National Trust Company
Global Transaction Banking
Trust & Securities Services
100 Plaza One
6th floor, MS JCY03-0699
Jersey City, New Jersey 07311-3901
Telephone: +1-201-593-2507
Facsimile: +1-732-578-4635
E-mail: ken.ring@db.com
In the case of the London Paying Agent and London
Issuing Agent, to it at:
DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street
London EC2N 2DB
Attention:    Trust and Securities Services
Telephone:     +44 (0) 20 7545 8000
Facsimile:    +44 (0) 20 7547 5782
E-mail:      TSS-GDS.ROW@db.com
In the case of the European Registrar and European Transfer Agent, to it at:
DEUTSCHE BANK LUXEMBOURG S.A.
2 Boulevard Konrad-Adenauer
L-1115 Luxembourg
Attention: Coupon Paying Department
Telephone:    +352 421 221
Facsimile:    +352 473 136
E-mail:      TSS-GDS.ROW@db.com

4

     Section 1.7 Each of Exhibit A-1, Exhibit A-2, Exhibit B, and Exhibit C of the Agreement is hereby amended by deleting and replacing such exhibit with the exhibit set forth in Exhibit A-1, Exhibit A-2, Exhibit B and Exhibit C to this Supplement, respectively. Exhibit A-3, Form of Master Commercial Paper Registered Note, is hereby added in its entirety to the Agreement in the form set forth in Exhibit A-3 to this Supplement.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Agreement Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Agreement shall remain in full force and effect.
     Section 2.2 Agreement and Supplement Construed Together. This Supplement is supplemental to the Agreement, and the Agreement and this Supplement shall henceforth be read and construed together.
     Section 2.3 Severability. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 2.4 Terms Defined in the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
     Section 2.5 Headings. The headings of this Supplement have been inserted for convenience of reference only, are not to be considered part of this Supplement and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 2.6 Benefits of Supplement. Nothing in this Supplement or the Notes, express or implied, shall give to any Person, other than (a) the parties hereto and thereto and their successors hereunder and thereunder, and (b) the holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Agreement, this Supplement or the Notes.
     Section 2.7 Counterparts. The parties may sign any number of copies of this Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 2.8 Effective Date. This Supplement shall be effective on the date first set forth above.
     Section 2.9 Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

5

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.

The Bank

BANK OF AMERICA, N.A.

By:	/s/ WILLIAM D. HOBBS

Name: William D. Hobbs
Title: Senior Vice President

The U.S. Registrar and U.S. Paying Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Deutsche Bank National Trust Company

By:	/s/ KENNETH R. RING

Name: Kenneth R. Ring
Title: Vice President

By:	/s/ DAVID CONTINO

Name: David Contino
Title: Vice President

The London Paying Agent and London Issuing Agent

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ ROBERT J. BEBB

Name: Robert J. Bebb
Title: Vice President

By:	/s/ MIRIAM C. KEELER

Name: Miriam C. Keeler
Title: Vice President

The European Registrar and European Transfer Agent

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ ROBERT J. BEBB

Name: Robert J. Bebb
Title: Attorney

By:	/s/ MIRIAM C. KEELER

Name: Miriam C. Keeler
Title: Vice President

Exhibit A-1 to
Supplement to Global Agency Agreement
[FORM OF REGISTERED GLOBAL NOTE]
BANK OF AMERICA, N.A.
REGISTERED GLOBAL BANK NOTE
     [This Note is a global note within the meaning of the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar and U.S. Paying Agent, Deutsche Bank AG, London Branch, as London Paying Agent and London Issuing Agent, and Deutsche Bank Luxembourg S.A., as European Registrar and European Transfer Agent and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Agency Agreement, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Agency Agreement.
     Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.]1
     [THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS U.S.$                     PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS U.S.$                     PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE DISCOUNT IS U.S.$                     PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE ISSUE DATE IS

[1]	Modify in the case of all Registered Global Notes other than DTC Global Notes.

A1-1

___ AND THE YIELD TO MATURITY ON THE ISSUE DATE IS ___% PER ANNUM, COMPOUNDED [SEMI-ANNUALLY]. [THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE SHORT INITIAL ACCRUAL PERIOD IS U.S.$___ PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE PRINCIPAL AMOUNT AND THE AMOUNT ALLOCABLE TO THE SHORT FINAL ACCRUAL PERIOD IS U.S.$___ PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY, EACH DETERMINED ON THE BASIS OF A METHOD TAKING INTO ACCOUNT DAILY COMPOUNDING.]]2
     THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
     IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.
     THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.
     THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

[2]	This legend is applicable for an original issue discount note, as specified in the Pricing Supplement and as described in Section 16 of the reverse side hereof. Omit the last sentence in the case of Notes that are issued and mature exactly on regularly scheduled interest payment dates.

A1-2

     THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

A1-3

No. R-	Registered
CUSIP No.:
ISIN No.:
Common Code:	Principal Amount: [$]

BANK OF AMERICA, N.A.
[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]
REGISTERED GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[3]:		☐	This Note is an Extendible Note. [See attached Rider]
SPECIFIED CURRENCY:		☐	This Note is an Extension of Maturity Note. [See attached Rider]
	☐ U.S. Dollars	☐	This Note is an Amortizing Note.
☐ Other (specify):

☐	FIXED RATE NOTE
☐	FLOATING RATE NOTE
☐	INDEXED NOTE [See attached Rider]
☐	FLOATING RATE/FIXED RATE NOTE

☐	SENIOR NOTE
☐	SUBORDINATED NOTE
     BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to [CEDE & CO., as nominee for The Depository Trust Company], or its registered assigns, the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date4 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in

[3]	The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[4]	This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

A1-4

accordance with the provisions set forth on the reverse hereof under the Section 2(b), if this Note is designated as a “Floating Rate Note” above, (iii) in accordance with the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date that is one business day prior to such Interest Payment Date (or, if this Note is in definitive form, the fifteenth calendar day immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof) (the “Regular Record Date”); provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Agency Agreement.
     Payment of principal of, and premium, if any, and interest on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the applicable Paying Agent maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to such Paying Agent in time for such Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to the applicable Paying Agent by the person entitled to such payments.
     The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

A1-5

     Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.
     Unless the certificate of authentication hereon has been executed by the applicable Registrar, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Agency Agreement or be valid or obligatory for any purpose.

A1-6

     IN WITNESS WHEREOF, Bank of America, N.A. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:

Name:
Title:

A1-7

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Agency Agreement.

Dated:__________________	[DEUTSCHE BANK TRUST COMPANY AMERICAS as U.S. Registrar

By Deutsche Bank National Trust Company

By:

Authorized Signatory

By:

Authorized Signatory]

[DEUTSCHE BANK LUXEMBOURG S.A. as European Registrar

By:

Authorized Signatory

By:

Authorized Signatory]

A1-8

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS APPLICABLE]

A1-9

[Reverse of Note]
BANK OF AMERICA, N.A.
(REGISTERED GLOBAL BANK NOTE)
     SECTION 1. General. This Note is one of a duly authorized issue of senior or subordinated Notes of the Issuer, as indicated on the face hereof, issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.
     This Note is also one of the Notes issued pursuant to an Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.
     The Issuer has initially appointed [Deutsche Bank Trust Company Americas][Deutsche Bank AG, London Branch] to act as paying agent in respect of the Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the applicable Paying Agent.
     Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center (as defined herein) of the

A1-10

country of such Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.
     Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.
     SECTION 2. Interest Provisions.
     (a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.
     Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.
     “Actual/Actual (ISMA) Fixed Day Count Convention” means:
(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

A1-11

(b) in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:
(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and
(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.
     “Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).
     “Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.
     Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.
     (b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

A1-12

     As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.
     The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Eurozone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.
     Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).
     If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, supplemented or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.
     The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of

A1-13

interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.
          The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.
Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.
For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.
          Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date

A1-14

falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, unless specified otherwise in the applicable Pricing Supplement, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted for non-Business Days accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.
     Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.
     All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).
     Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.
     The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

A1-15

     Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.
     If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:
•	The Calculation Agent will select four major banks in the London interbank market, after consultation with the Issuer. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the Calculation Agent will select, after consultation with the Issuer, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the average of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.
     Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.
     The following procedures will be followed if EURIBOR cannot be determined as described above:
•	If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after

A1-16

consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.
•	If fewer than two quotations are provided, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.
•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.
     “Eurozone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.
     Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.
     The following procedures will be followed if the treasury rate cannot be determined as described above:
•	If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate

A1-17

will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”
•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with the Issuer, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•	If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.
     The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100

360 — (D x M)
where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.
     “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.
     “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.
     Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:
•	if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service

A1-18

(“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page

A1-19

USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
     Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”
     The following procedures will be followed if the prime rate cannot be determined as described above:
•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with the Issuer.

•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.
     “Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1

A1-20

page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).
     (c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.
     SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.
     SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

A1-21

     From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the registered holder on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise specified in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the holder hereof on any Optional Repayment Date, this Note must be received, with the form attached hereto entitled “Option to Elect Repayment” duly completed, by the applicable Paying Agent (as appropriate in accordance with such attached form), at the address set forth on such form or at such other address which the Issuer shall from time to time notify the holders of the Notes not more than 60 nor less than 30 days prior to such holder’s Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.
     From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

A1-22

     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.
     However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (14) below, unless specified otherwise in the Pricing Supplement.
(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.
(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	being treated as present in or engaged in a trade or business in the United States;

A1-23

•	being treated as having been present in or engaged in a trade or business in the United States in the past;
•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.
(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:
•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.
(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.
(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.
     For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.
(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:
•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

A1-24

•	not the sole beneficial owner of this Note or any portion of this Note.
     However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.
(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.
(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.
(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.
(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.
(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:
•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

A1-25

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.
(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.
(13) Additional amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 (or any successor provision) or Section 1472 (or any successor provision) of the U.S. Internal Revenue Code of 1986, as amended, or any related administrative regulation or pronouncement.
(14) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (13) above.
               Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.
               For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.
               SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available

A1-26

to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.
     Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.
     Unless otherwise specified in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.
     From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 8. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party’s assumption of the Issuer’s obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 10; (ii) to add additional covenants, restrictions or conditions for the protection of the registered holder hereof; (iii) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (iv) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent’s responsibilities under the Agency Agreement; (v) to evidence the replacement or change of address of DTC or such other depository or clearing system noted hereon; (vi) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (viii) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more

A1-27

definitive and fully registered Notes; or (ix) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the registered holder hereof to institute suit for the enforcement of payments or principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.
     Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Agents in pursuance of such action.
     Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the applicable Registrar and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of a Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the

A1-28

applicable Registrar for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.
     SECTION 9. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.
     SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$250,000 and any integral multiple of U.S.$1,000 in excess of U.S.$250,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).
     SECTION 12. Registration of Transfer. The Issuer shall cause to be kept at the office of the U.S. Registrar at [Deutsche Bank Trust Company Americas, Global Transaction Banking, Trust and Securities Services, 60 Wall Street — 27th Floor, New York, New York 10005], or the office of the European Registrar at [2 Boulevard Konrad-Adenauer, L-1115 Luxembourg], as applicable, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes issued in registered form and of transfers of such Notes. As provided in the Agency Agreement and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the note register maintained by the applicable Registrar, upon surrender of this Note for registration of transfer at the office or agency of the applicable Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the applicable Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A1-29

     This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only if that exchange is permitted by applicable law and (i) if this Note is a DTC global note, DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory, or otherwise) after the original issuance of the relevant bank notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (iii) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (iv) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.
     In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in authorized denominations only and will be issued in registered form only, without coupons.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Issuer, the Agents, and any agent of the Issuer or any Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Agents nor any such agent shall be affected by notice to the contrary, except as required by applicable law.
     SECTION 13. Events of Default.
     (a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer

A1-30

or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Senior Note shall occur and be continuing, the registered holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the registered holder hereof may waive any Event of Default that occurs with respect hereto.
     (b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the registered holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the

A1-31

same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the registered holder hereof may waive any Event of Default that occurs with respect hereto.
     Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.
     SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.
     Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation

A1-32

of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.
     SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.
     In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.
     If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for

A1-33

delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.
     Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.
     SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.
     SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.
     SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the applicable Registrar and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the applicable Registrar, the applicable Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the applicable Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.
     SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the

A1-34

Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.
     Unless specified otherwise in the Pricing Supplement, “Business Day” means, a day that meets all the following requirements:
     (a) for all Notes, is any weekday that is not a legal holiday in [New York, New York or] Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;
     (b) for any Note where the base rate is LIBOR (as defined in the Note), also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;
     (c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and
     (d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).
     Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.
     SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

A1-35

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for

	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /

Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA, N.A. and all rights thereunder and does hereby irrevocably constitute and appoint

                                                             Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises
Dated:

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

A1-36

Schedule 1
SCHEDULE OF TRANSFERS AND EXCHANGES
     The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption or Repayment, as Applicable	Increase (Decrease) in Principal Amount of this Note Due to Transfer Among Global Notes or Redemption or Repayment of a Portion of Global Note	Principal Amount of this Note After Transfer, Redemption or Repayment	Notation made by or on behalf of the Issuer

A1-37

[OPTION TO ELECT REPAYMENT]
     The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

.
(Please print or typewrite name and address of the undersigned)
     For this Note to be repaid, the [U.S. Paying Agent must receive at Global Transaction Banking, Trust and Securities Services, 60 Wall Street – 27th Floor, New York, New York 10005,][London Paying Agent must receive at Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, Attention: Trust and Securities Services], or at such other place or places of which the Issuer from time to time shall notify the registered holder of this Note, not more than 60 nor less than 30 calendar days prior to an Optional Repayment Date, if any, shown in the Pricing Supplement, this Note with this “Option to Elect Repayment” form duly completed.
     If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof (which shall be a minimum amount equal to the minimum Authorized Denomination) which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

A1-38

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiple in excess thereof):
[U.S.$]
Amount to be Reissued (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiples in excess thereof):
[U.S.$]
[U.S.$]
☐ [Option To Use DTC Tender Procedures]
DTC Participant Number:
DTC Participant Name:
DTC Participant Telephone Number:

A1-39

Fill in registration of Notes if to be issued otherwise than to the registered holder:

Name
Address:
(Please print name and address including zip code)
SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

A1-40

[EXTENDIBLE NOTE RIDER]
     The Issuer and the purchaser of this Note have agreed that this Note is an Extendible Note which initially matures on the Stated Maturity Date shown on the face hereof. Unless otherwise provided in the Pricing Supplement, at each Extension Date, as specified in the Pricing Supplement, the Maturity of this Note automatically will be extended to the corresponding New Maturity Date, as specified in the Pricing Supplement, until the Final Maturity Date specified in the Pricing Supplement, unless the registered holder of this Note elects to terminate the automatic extension of the Maturity of this Note or any portion hereof and delivers a completed “Extension Termination Notice” to the applicable Paying Agent (or any duly appointed paying agent) not less than 15 nor more than 30 calendar days prior to the applicable Extension Date. The “Extension Termination Notice” may specify that the automatic extension of Maturity of this Note is terminated with respect to all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is in at least an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the applicable Specified Currency, unless otherwise specified in the Pricing Supplement. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such Maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the Maturity hereof shall be irrevocable and

A1-41

binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.
STATED MATURITY DATE:
FINAL MATURITY DATE:

Renewal Date(s)	New Maturity Date(s)

A1-42

[EXTENSION OF MATURITY NOTE RIDER]
     The Issuer and the purchaser of this Note have agreed that this Note is an Extension of Maturity Note, whereby the Issuer has the option to extend the maturity of this Note for one or more whole year periods, as specified in the Pricing Supplement (each, an “Extension Period”), up to but not beyond the Final Maturity Date specified in the Pricing Supplement, under the terms of this Note as supplemented by this Extension of Maturity Note Rider.
     Unless otherwise specified in the Pricing Supplement, the following provisions will apply to an Extension of Maturity Note: The Issuer may exercise its option with respect hereto by delivery to the applicable Paying Agent a notice of such exercise at least 45, but not more than 60, calendar days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an “Extended Maturity Date”). After such receipt and not later than 40 calendar days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, an “Existing Maturity Date”), the applicable Paying Agent (or any duly appointed paying agent) will mail by first class mail, postage prepaid, to the registered holder hereof a notice (the “Extension Notice”) relating to such extension period (the “Extension Period”) setting forth (i) the election of the Issuer to extend the Maturity hereof, (ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period (which interest rate may be higher during the Extension Period), and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the applicable Paying Agent (or any duly appointed paying agent) of an Extension Notice to the registered holder hereof, the maturity shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.
     Notwithstanding the foregoing, not later than 20 calendar days prior to the Existing Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Issuer, at its option, may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the applicable Paying Agent to mail notice of such higher interest rate, by first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.
     If the Issuer elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof in whole or in part by the Issuer on the Existing Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Existing Maturity Date, the Issuer must receive, at least 15 days but not more than 30 calendar days prior to the Existing Maturity Date then in effect with respect hereto: (i) this Note with the form “Option to Elect Repayment” below duly completed, or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number,

A1-43

or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” attached hereto, will be received by the applicable Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission, or letter; provided, however, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and duly completed form are received by the applicable Paying Agent by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after repayment is at least an Authorized Denomination as specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the applicable Specified Currency, unless otherwise specified in the Pricing Supplement.

A1-44

Exhibit A-2 to
Supplement to Global Agency Agreement
[FORM OF MASTER SHORT-TERM REGISTERED NOTE]
BANK OF AMERICA, N.A.
MASTER SHORT-TERM REGISTERED BANK NOTE
     This Master Note is a global note within the meaning of the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar and U.S. Paying Agent, Deutsche Bank AG, London Branch, as London Paying Agent and London Issuing Agent, and Deutsche Bank Luxembourg S.A., as European Registrar and European Transfer Agent and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Master Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Agency Agreement and as provided below, and no transfer of this Master Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Agency Agreement.
     Unless this Master Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Master Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.
     NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY ARE SAVINGS ACCOUNTS OR DEPOSITS, AND THIS MASTER NOTE AND THE SECURITIES REPRESENTED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     IF THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SENIOR NOTES, AS INDICATED IN THE UNDERLYING RECORDS (DEFINED HEREIN),

A2-1

SUCH SECURITIES ARE DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATIONS OF BANK OF AMERICA, N.A. SUCH OBLIGATIONS EVIDENCED BY THIS MASTER NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
     IF THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SUBORDINATED NOTES, AS INDICATED IN THE UNDERLYING RECORDS, SUCH SECURITIES ARE DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATIONS OF BANK OF AMERICA, N.A., ARE SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND DEPOSITORS, AND ARE NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE NOT OBLIGATIONS OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SOLD IN MINIMUM DENOMINATIONS AS SPECIFIED IN THE UNDERLYING RECORDS AND NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY CAN BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES REPRESENTED BY THIS MASTER NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THE SECURITIES REPRESENTED BY THIS MASTER NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THE SECURITIES REPRESENTED BY THIS MASTER NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

A2-2

Registered
Date of Issuance:
BANK OF AMERICA, N.A.
MASTER SHORT-TERM REGISTERED BANK NOTE
     BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, (i) the principal amount, together with accrued and unpaid interest thereon, if any, on the maturity date of each obligation (each, a “Note” and collectively, the “Notes”) identified on the records of the Issuer (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by Deutsche Bank Trust Company Americas (the “U.S. Registrar and Paying Agent”); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records; (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records, and (iv) any other payments required to be paid under each such obligation, as specified in the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified in the Underlying Records. Payments shall be made by wire transfer to the registered holder of this Master Note from the U.S. Registrar and Paying Agent without necessity of presentation and surrender of this Master Note.
     Reference is made to the further provisions of this Master Note set forth on the reverse hereof and in the Underlying Records, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Underlying Records, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Master Note.
     The Underlying Records shall be deemed to include, without limitation, (a) the terms and conditions of the securities represented by this Master Note, as set forth in the Issuer’s Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, and (b) each pricing supplement that sets forth the terms and conditions of the specific securities represented by this Master Note.
     Unless the certificate of authentication hereon has been executed by the applicable Registrar, by manual signature of an authorized signatory, this Master Note shall not be entitled to any benefit under the Agency Agreement or be valid or obligatory for any purpose.

A2-3

     IN WITNESS WHEREOF, Bank of America, N.A. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:

Name:
Title:

A2-4

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Agency Agreement.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as U.S. Registrar

By Deutsche Bank National Trust Company

By:

Authorized Signatory

By:

Authorized Signatory

A2-5

[Reverse of Note]
BANK OF AMERICA, N.A.
MASTER SHORT-TERM REGISTERED BANK NOTE
     This Master Note represents one or more duly authorized issues of senior and/or subordinated Notes of the Issuer, as indicated in the Underlying Records, to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents thereunder and the holders of this Master Note. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.
     This Master Note is issued pursuant to an Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, for the offer and sale of up to $75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes represented by this Master Note may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.
     The Issuer has initially appointed Deutsche Bank Trust Company Americas to act as paying agent in respect of the Notes represented by this Master Note. This Master Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Master Note may be served, at the office or agency of the U.S. Paying Agent.
     The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

A2-6

     Any interest payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any of the Notes represented by this Master Note will be paid to the person in whose name this Master Note (or one or more predecessor notes evidencing all or a portion of the same obligations as this Note) is registered at the close of business on the date that is one business day prior to such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable at Maturity (the “Maturity Date”) with respect to any of the Notes represented by this Master Note will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity of any Notes represented by this Master Note will be paid to the person in whose name this Master Note (or one or more predecessor Notes evidencing all or a portion of the same obligations as this Master Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Agency Agreement. “Maturity,” when used herein, means the date on which the principal of any notes represented by this Master Note or an installment of principal becomes due and payable in full in accordance with the terms of such Notes and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.
     No reference herein to the Agency Agreement and no provision of this Master Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on the Notes represented by this Master Note at the times, place and rates, and in the coins or currencies, herein prescribed.
     The Issuer shall cause to be kept at the office of the U.S. Registrar at c/o Deutsche Bank National Trust Company, Global Transaction Banking, 100 Plaza One, 6th floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and transfer of this Master Note and any Notes represented hereby. As provided in the Agency Agreement and subject to certain limitations as therein set forth, the transfer of this Master Note is registrable in the note register maintained by the applicable Registrar, upon surrender of this Master Note for registration of transfer at the office or agency of the applicable Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the applicable Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes represented by this Master Note will be issued to the designated transferee or transferees.
     This Master Note may be exchanged in whole or in part (except in the case of (i) below, in which case this Master Note shall be exchanged in whole, but not in part), for security-printed definitive Notes of the Series represented by this Master Note, only if that exchange is permitted by applicable law and (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for this Master Note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) the Issuer, in its sole discretion, elects to issue definitive registered Notes of the Series

A2-7

represented by this Master Note; or (iii) after the occurrence of an Event of Default with respect to a series of Notes represented by this Master Note, beneficial owners representing a majority in principal amount of such series of Notes advise the relevant clearing system through its participants to cease acting as a depository for such Notes.
     In any such instance, an owner of a beneficial interest in this Master Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in authorized denominations only and will be issued in registered form only, without coupons.
     The U.S. Registrar shall make an appropriate written or electronic notification in the Underlying Records to reflect the issuance of any Notes represented by this Master Note in definitive form.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Master Note for registration of transfer, the Issuer, the Agents, and any agent of the Issuer or any Agent may treat the person in whose name this Master Note is registered as the owner hereof for all purposes, whether not any payment under this Master Note be overdue, and neither the Issuer, the Agents nor any such agent shall be affected by notice to the contrary, except as required by applicable law.
     No recourse shall be had for the payment of principal of (and premium, if any) or interest on, the Notes represented by this Master Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     All terms used in this Master Note which are defined in the Agency Agreement and are not otherwise defined in this Master Note shall have the meanings assigned to them in the Agency Agreement.
     THIS MASTER NOTE AND THE NOTES REPRESENTED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

A2-8

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for

	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /

Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA, N.A. and all rights thereunder and does hereby irrevocably constitute and appoint

                                                             Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises
Dated:

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note.

A2-9

Exhibit A-3 to
Supplement to Global Agency Agreement
[FORM OF MASTER COMMERCIAL PAPER REGISTERED NOTE]
BANK OF AMERICA, N.A.
MASTER COMMERCIAL PAPER REGISTERED NOTE
     This Master Note is a global note within the meaning of the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar and U.S. Paying Agent, Deutsche Bank AG, London Branch, as London Paying Agent and London Issuing Agent, and Deutsche Bank Luxembourg S.A., as European Registrar and European Transfer Agent and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Master Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Agency Agreement and as provided below, and no transfer of this Master Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Agency Agreement.
     Unless this Master Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Master Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.
     NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY ARE SAVINGS ACCOUNTS OR DEPOSITS, AND THIS MASTER NOTE AND THE SECURITIES REPRESENTED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATIONS OF BANK OF AMERICA, N.A. SUCH OBLIGATIONS EVIDENCED BY THIS MASTER NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING

A3-1

DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE NOT OBLIGATIONS OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.
     THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SOLD IN MINIMUM DENOMINATIONS AS SPECIFIED IN THE UNDERLYING RECORDS AND NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY CAN BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES REPRESENTED BY THIS MASTER NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THE SECURITIES REPRESENTED BY THIS MASTER NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

A3-2

Registered
Date of Issuance:_________________
BANK OF AMERICA, N.A.
MASTER COMMERCIAL PAPER REGISTERED NOTE
     BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, (i) the principal amount, together with accrued and unpaid interest thereon, if any, on the maturity date of each obligation (each, a “Note” and collectively, the “Notes”) identified on the records of the Issuer (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by Deutsche Bank Trust Company Americas (the “U.S. Registrar and Paying Agent”); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records; (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records, and (iv) any other payments required to be paid under each such obligation, as specified in the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified in the Underlying Records. Payments shall be made by wire transfer to the registered holder of this Master Note from the U.S. Registrar and Paying Agent without necessity of presentation and surrender of this Master Note.
     Reference is made to the further provisions of this Master Note set forth on the reverse hereof and in the Underlying Records, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Underlying Records, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Master Note.
     The Underlying Records shall be deemed to include, without limitation, (a) the terms and conditions of the securities represented by this Master Note, as set forth in the Issuer’s Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, (b) the Product Supplement No. CP-1 dated April 30, 2010, as it may be amended or supplemented from time to time, and (c) the trade confirmation that sets forth the terms and conditions of the specific securities represented by this Master Note.
     Unless the certificate of authentication hereon has been executed by the applicable Registrar, by manual signature of an authorized signatory, this Master Note shall not be entitled to any benefit under the Agency Agreement or be valid or obligatory for any purpose.

A3-3

     IN WITNESS WHEREOF, Bank of America, N.A. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:

Name:
Title:

A3-4

CERTIFICATE OF AUTHENTICATION
      This is one of the Notes referred to in the within-mentioned Agency Agreement.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as U.S. Registrar

By Deutsche Bank National Trust Company

By:

Authorized Signatory

By:

Authorized Signatory

A3-5

[Reverse of Note]
BANK OF AMERICA, N.A.
MASTER COMMERCIAL PAPER REGISTERED NOTE
     This Master Note represents one or more duly authorized issues of senior Notes of the Issuer, as indicated in the Underlying Records, to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents thereunder and the holders of this Master Note. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.
     This Master Note is issued pursuant to an Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, and the Product Supplement No. CP-1 dated April 30, 2010, as it may be amended or supplemented from time to time, for the offer and sale of up to $75,000,000,000 aggregate principal amount of senior and subordinated bank notes and commercial paper at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes represented by this Master Note may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes and commercial paper to be offered under the program may be increased from time to time.
     The Issuer has initially appointed Deutsche Bank Trust Company Americas to act as paying agent in respect of the Notes represented by this Master Note. This Master Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Master Note may be served, at the office or agency of the U.S. Paying Agent.
     The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.
     Any interest payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any of the Notes represented by this Master Note will be paid to the person in whose name this Master Note (or one or more predecessor notes evidencing all or a portion of the same obligations as this Note) is registered at the close of business on the date that is one business day prior to such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable at Maturity (the “Maturity Date”) with respect to any of the Notes represented by this Master Note will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity of any Notes represented by this Master Note will be paid to the person in

A3-6

whose name this Master Note (or one or more predecessor Notes evidencing all or a portion of the same obligations as this Master Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Agency Agreement. “Maturity,” when used herein, means the date on which the principal of any Notes represented by this Master Note or an installment of principal becomes due and payable in full in accordance with the terms of such Notes and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.
     No reference herein to the Agency Agreement and no provision of this Master Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on the Notes represented by this Master Note at the times, place and rates, and in the coins or currencies, herein prescribed.
     The Issuer shall cause to be kept at the office of the U.S. Registrar at c/o Deutsche Bank National Trust Company, Global Transaction Banking, 100 Plaza One, 6th floor, MS JCY03-0699, Jersey City, New Jersey 07311-3901, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and transfer of this Master Note and any Notes represented hereby. As provided in the Agency Agreement and subject to certain limitations as therein set forth, the transfer of this Master Note is registrable in the note register maintained by the applicable Registrar, upon surrender of this Master Note for registration of transfer at the office or agency of the applicable Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the applicable Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes represented by this Master Note will be issued to the designated transferee or transferees.
     This Master Note may be exchanged in whole or in part (except in the case of (i) below, in which case this Master Note shall be exchanged in whole, but not in part), for security-printed definitive Notes of the Series represented by this Master Note, only if that exchange is permitted by applicable law and (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for this Master Note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) the Issuer, in its sole discretion, elects to issue definitive registered Notes of the Series represented by this Master Note; or (iii) after the occurrence of an Event of Default with respect to a series of Notes represented by this Master Note, beneficial owners representing a majority in principal amount of such series of Notes advise the relevant clearing system through its participants to cease acting as a depository for such Notes.
     In any such instance, an owner of a beneficial interest in this Master Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in authorized denominations only and will be issued in registered form only, without coupons.
     The U.S. Registrar shall make an appropriate written or electronic notification in the Underlying Records to reflect the issuance of any Notes represented by this Master Note in definitive form.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A3-7

     Prior to due presentment of this Master Note for registration of transfer, the Issuer, the Agents, and any agent of the Issuer or any Agent may treat the person in whose name this Master Note is registered as the owner hereof for all purposes, whether not any payment under this Master Note be overdue, and neither the Issuer, the Agents nor any such agent shall be affected by notice to the contrary, except as required by applicable law.
     No recourse shall be had for the payment of principal of (and premium, if any) or interest on, the Notes represented by this Master Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     All terms used in this Master Note which are defined in the Agency Agreement and are not otherwise defined in this Master Note shall have the meanings assigned to them in the Agency Agreement.
     THIS MASTER NOTE AND THE NOTES REPRESENTED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

A3-8

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for

	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /

Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA, N.A. and all rights thereunder and does hereby irrevocably constitute and appoint

                                                             Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises
Dated:

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note.

A3-9

Exhibit B to
Supplement to Global Agency Agreement
[FORM OF TEMPORARY BEARER GLOBAL NOTE]
BANK OF AMERICA, N.A.
TEMPORARY GLOBAL BANK NOTE
     [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.]5
     THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.
     THIS NOTE IS A TEMPORARY GLOBAL NOTE IN BEARER FORM, WITHOUT COUPONS, EXCHANGEABLE FOR A BEARER NOTE IN PERMANENT GLOBAL FORM OR BANK NOTES IN DEFINITIVE FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE OR BANK NOTES IN DEFINITIVE FORM, ARE AS SPECIFIED HEREIN AND IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

[5]	Modify legend, as appropriate, for any bank notes in bearer form offered under exemptions other than Regulation S.

     THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
     IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.
     THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.
     NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.
     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
     THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.
     THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS

PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

Common Code:	ISIN No.:
Principal Amount: [$]________
BANK OF AMERICA, N.A.
[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]
TEMPORARY GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[6]:
SPECIFIED CURRENCY:		☐ ☐ ☐	This Note is an Extendible Note. [See attached Rider] This Note is an Extension of Maturity Note. [See attached Rider] This Note is an Amortizing Note.
☐ U.S. Dollars
☐ Other (specify):

☐	FIXED RATE NOTE
☐	FLOATING RATE NOTE
☐	INDEXED NOTE [See attached Rider]
☐	FLOATING RATE/FIXED RATE NOTE

☐	SENIOR NOTE
☐	SUBORDINATED NOTE
     BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to the bearer hereof the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedules 1 and 2 hereto, on the Stated Maturity Date7 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the provisions set forth on the reverse hereof under the

[6]	The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[7]	This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

Section 2(b), if this Note is designated as a “Floating Rate Note” above, (iii) in accordance with the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.
     This Global Note is a Temporary Global Note in bearer form without interest coupons and is one of a duly authorized issue of senior or subordinated Notes of the Issuer issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among the Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and as London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.
     The Issuer and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of this Note as the absolute owner hereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft hereof) for all purposes but, in the case of this Global Note, without prejudice to the provisions set out in the next paragraph.
     So long as this Global Note is held on behalf of Euroclear Bank S.A. N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by this Global Note (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the London Paying Agent, and any other Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on the Notes, the bearer of this Global Note shall be treated by the Issuer, the London Paying Agent and any other Agent as the holder of such Notes in accordance with and subject to the terms of this Global Note (the expressions “noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by this Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.
     On any redemption, repayment or purchase and cancellation of any of the Notes represented by this Global Note, the Issuer shall procure that details of such redemption, repayment or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording any such redemption, repayment or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, repayment or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed, repurchased or purchased and cancelled.
     Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the London Paying Agent by Euroclear or Clearstream, Luxembourg, a certificate, substantially in the form set out in Exhibit J to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate in or substantially in the form of the certificate as set out in Exhibit K to the Agency Agreement. Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in the paragraph above shall not affect such discharge. After the Exchange Date, the bearer of this Global Note will not be entitled to receive any payment of interest hereon.
     On or after the Exchange Date (as defined below), this Global Note may be exchanged in whole or in part (free of charge) for either (a) a Permanent Global Note which is in or substantially in the form set out in Exhibit C of the Agency Agreement (together with the Pricing Supplement attached to it), upon notice being given by a relevant clearing system acting on the instructions of any holder of an interest in this Global Note or (b) under certain limited circumstances described in Section 8 of the Agency Agreement, security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated in such Definitive Notes). The “Exchange Date” for this Global Note will normally be the 40th day after the later of the date on which the Issuer receives the proceeds of the sale of the Global Note and the closing date for the Global Note. However, if the Issuer, a selling agent or any distributor, as defined in

U.S. Treasury Regulation Sec. 1-163(c)(2)(i)(D)(4), holds a Note represented by this Global Note as part of an unsold allotment or subscription for more than 40 days after the later of the date on which the Issuer receives the proceeds of the sale of the Global Note and the closing date for the Global Note, the Exchange Date with respect to such Note will be the day after the date on which the Issuer, selling agent or distributor sells such Note.
     This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London. The Issuer shall procure that Definitive Notes and interests in the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the London Issuing Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Exhibit J to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of the certificate set out in Exhibit K to the Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate principal amount of interests in a Permanent Global Note issued upon exchange of this Global Note subject to the terms hereof, will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note).
     Any such exchanges will be made upon presentation of this Global Note by the bearer hereof at the offices of the London Issuing Agent (or at such other place outside the United States and its possessions as the London Issuing Agent may agree). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the London Issuing Agent. On an exchange of only part of this Global Note, the Issuer shall procure that details of such exchange shall be entered in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer and the principal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the principal amount so exchanged.
     If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes presented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule 2 of the Permanent Global Note by an amount equal to the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.
     Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Talons and Receipts in the form set out in Exhibits D, E, F and G, respectively, to the Agency Agreement.
     Notwithstanding any provision to the contrary contained in this Temporary Global Note, the Issuer irrevocably agrees, for the benefit of such noteholders and their successors and assigns, that each noteholder or its successors or assigns may file without the consent and to the exclusion of the bearer hereof, any claim, take any action or institute any proceeding to enforce directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Temporary Global Note which is credited to such noteholder’s securities account with Euroclear or Clearstream, Luxembourg without production of this Temporary Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.
     Until exchanged in full for the Permanent Global Note, this Temporary Global Note in all respects shall be entitled to the same benefits under, and subject to the same terms and conditions of, the Agency Agreement as the Permanent Global Note authenticated and delivered hereunder, except that neither the holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payment of interest hereon.
     Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the principal financial center of the country of such Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that, in either case, a check or a credit or transfer, as applicable, may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer or any Paying Agent.
     If at the time of payment the Specified Currency is not legal tender for the payment of public and private debts, the Issuer will make payments in (a) such other coin or currency of the country that issued such Specified Currency or (b) if the Specified Currency is the euro, the successor currency under applicable law, in each case as at the time of such payment is legal tender for payment of debts. Unless otherwise specified in the Pricing Supplement, and except as described below, generally holders are not entitled to receive payments in U.S. dollars of an amount due in another Specified Currency.
     Except as provided below, payments of principal of, and premium, if any, and interest on this Global Note will be made outside the United States and its possessions against presentation or surrender, as the case may be, of this Global Note at the office of the London Paying Agent maintained for that purpose, subject to the requirements for certification provided herein. The London Paying Agent will record on this Global Note each payment made against presentation or surrender of the Note, distinguishing between any payment of principal and premium, if any, and any payment of interest, and such record shall be prima facie evidence that the payment has been made.
     Payment on this Note will not be made: (i) at any office or agency of the Issuer in the United States or its possessions; (ii) by check mailed to any address in the United States or its possessions; or (iii) by wire transfer to an account maintained with a bank located in the United States or its possessions; provided, however, that U.S. dollar payments with respect to this Global Note may be made at the specified office of a paying agent in the United States or its possessions if: (A) the Issuer has appointed paying agents with specified offices outside the United States and its possessions with the reasonable expectation that such paying agents will be able to make payment of the full amount of principal, premium, if any, interest, or any other amounts payable on the bank notes in the manner provided above when due in U.S. dollars at such specified offices; (B) payment of the full amount due of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and (C) such payment is then permitted under U.S. law without involving, in the Issuer’s opinion, adverse tax consequences for the Issuer.
     The bearer of this Global Note shall be the only person entitled to receive payments with respect hereto, and the Issuer shall be discharged by payment to, or to the order of, the bearer of this Global Note with respect to each amount so paid. Each person in the records of Euroclear or Clearstream, Luxembourg as the beneficial owner of a particular nominal amount of this Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment so made by the Issuer to, or to the order of, the bearer of this Global Note. No person other than the bearer hereof shall have any claim against the Issuer with respect to payments due hereon.
     If the date for payment of any amount with respect to this Note is not a Payment Business Day (as defined below) in the place of presentation, the holder of this Note shall not be entitled to payment of the amount due until the next succeeding Payment Business Day. Except as provided otherwise herein for floating-rate notes, the holder shall not be entitled to further interest or other payment with respect to such delay. For these purposes, unless otherwise specified in the Pricing Supplement, “Payment Business Day” means any Business Day which is also a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center specified in the Pricing Supplement.
     Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.
     This Note will become void unless presented for payment within a period of two years from the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the London Paying Agent or other applicable paying agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the noteholder.
     Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.
     This Temporary Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the London Issuing Agent acting in accordance with the Agency Agreement.

     IN WITNESS WHEREOF, Bank of America, N.A. has caused this Temporary Global Note to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This Temporary Global Note is one of the Notes referred to in the within-mentioned Agency Agreement and is authenticated by or on behalf of the London Issuing Agent.

Dated:	DEUTSCHE BANK AG, LONDON BRANCH as London Issuing Agent

By:

Authorized Signatory

By:

Authorized Signatory

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS APPLICABLE]

[Reverse of Note]
BANK OF AMERICA, N.A.
(TEMPORARY GLOBAL BANK NOTE)
     SECTION 1. General. This Note is one of the Notes issued pursuant to an Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.
     The Issuer has initially appointed Deutsche Bank AG, London Branch, to act as London Paying Agent in respect of this Note. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the London Paying Agent.
     SECTION 2. Interest Provisions.
     (a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.
     Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.

     “Actual/Actual (ISMA) Fixed Day Count Convention” means:
(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:
(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and
(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.
     “Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).
     “Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.
     Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.
     (b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment

Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).
     As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.
     The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Eurozone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.
     Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).
     If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, supplemented or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.
          The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.
          The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.
Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.
For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.
          Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, unless specified otherwise in the applicable Pricing Supplement, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted for non-Business Days accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.
          Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.
          All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).
     Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.
     The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.
     Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.
     If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:
•	The Calculation Agent will select four major banks in the London interbank market, after consultation with the Issuer. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the Calculation Agent will select, after consultation with the Issuer, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the average of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

     Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.
     The following procedures will be followed if EURIBOR cannot be determined as described above:
•	If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If fewer than two quotations are provided, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.
     “Eurozone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.
     Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.
     The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with the Issuer, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•	If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.
     The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100

360 – (D x M)
where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.
     “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

     “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.
     Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:
•	if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
•	if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest

Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
•	if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
     Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”
     The following procedures will be followed if the prime rate cannot be determined as described above:
•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.
•	If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with the Issuer.
•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.
     “Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).
     (c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.
     SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.
     SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued to the bearer hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
     From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the bearer on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE BEARER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise provided in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the bearer hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the bearer hereof on any Optional Repayment Date, this Note must be presented, with the form attached hereto entitled “Option to Elect Repayment” duly completed, at the offices of the London Paying Agent not more than 60 nor less than 30 days prior to the Optional Repayment Date. Upon such proper presentment, this Note will be repaid on the Optional Repayment Date, subject to the provisions hereof governing payments. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued to the bearer hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder bearer shall be irrevocable.

     From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the bearer’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.
     However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (14) below, unless specified otherwise in the Pricing Supplement.
(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	having a relationship with the United States as a citizen, resident, or otherwise;
•	having had such a relationship in the past; or

•	being considered as having had such a relationship.
(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.
(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:
•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.
(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.
(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.
     For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:
•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.
      However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.
(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.
(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.
(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.
(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:
•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.
(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.
(13) Additional amounts will not be payable if a payment on this Note or related Receipt or Coupon is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 (or any successor provision) or Section 1472 (or any successor provision) of the U.S. Internal Revenue Code of 1986, as amended, or any related administrative regulation or pronouncement.
(14) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (13) above.
          Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.
          For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the

United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.
     SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.
     Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.
     Unless otherwise provided in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.
     From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 8. Special Tax Redemption. If the Issuer determines that any payment made outside the United States by the Issuer or any Paying Agent in respect of this Note under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of this Note who is a non-U.S. person (as defined above) (other than a requirement (1) that would not be applicable to a payment by the Issuer or any Paying Agent (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a non-U.S. person, provided that, in any case referred to in clause (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent), the Issuer shall at its option either: (i) redeem this Note in whole but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), at a redemption price equal to the principal amount of this Note (or, in the case of an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount of this Note determined as of the date of redemption), together with, if appropriate, interest accrued to but excluding the date of redemption; or (ii) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.
     The Issuer shall make its determination as soon as practicable and promptly publish notice thereof (the “determination notice”) stating the effective date of such certification, documentation, information, or other reporting requirement, whether it will redeem the Note or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If this Note is to be redeemed as described above, that redemption shall take place on such date, not later than one year after publication of the determination notice, as the Issuer shall elect by notice to the London Paying Agent at least 45 calendar days before the redemption date. Notice of such redemption of the Notes will be given to the noteholders not more than 60 nor less than 30 calendar days prior to the redemption date. Notwithstanding the foregoing, the Issuer shall not redeem the bank notes if it shall subsequently determine not less than 30 calendar days prior to the redemption date, that subsequent payments on the Notes would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer shall give prompt notice of its subsequent determination, and any earlier redemption notice shall be revoked and of no further effect.
     Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or any Paying Agent in respect of this Note of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence, or identity, other than status as a non-U.S. person, of such beneficial owner be disclosed to the Issuer, any paying agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of this Note for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in this Note to be then due and payable. If the Issuer elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note in whole, but not in part, at any time (in the case of bank notes other than floating-rate

Notes) or on any Interest Payment Date (in the case of floating-rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem this Note pursuant to the provisions of the immediately preceding paragraph.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 9. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party’s assumption of the Issuer’s obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 11; (ii) to add additional covenants, restrictions or conditions for the protection of the holder hereof; (iii) to relax or eliminate the restrictions on payment of principal and interest in respect hereof in the United States, provided that such payment is permitted by U.S. tax laws and regulations then in effect and provided that no adverse tax consequences would result to the holder of this Note; (iv) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (v) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent’s responsibilities under the Agency Agreement; (vi) to evidence the replacement or change of address of the depository or clearing system noted hereon; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (viii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (ix) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more definitive Notes; or (x) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the holder hereof to institute suit for the enforcement of payments of principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.
     Any action by the bearer of this Note shall bind all future bearers of this Note and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Paying Agents in pursuance of such action.
     Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the London Issuing Agent and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the London Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the applicable Agent for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.
     SECTION 10. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     SECTION 11. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.
     SECTION 12. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of €50,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).
     SECTION 13. Events of Default.
     (a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Senior Note shall occur and be continuing, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.
     (b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.
     Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.
     SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.
     Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.
     SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.
     In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.
     If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.
     Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.
     SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

     SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.
     SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the London Issuing Agent and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the London Issuing Agent, the London Issuing Agent shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the London Issuing Agent that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.
     SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.
     Unless specified otherwise in the Pricing Supplement, “Business Day” means a day that meets all the following requirements:
     (a) for all Notes, is any weekday that is not a legal holiday in Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

     (b) for all Notes, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;
     (c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and
     (d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).
     Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.
     SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

[OPTION TO ELECT REPAYMENT]
[To be completed, based upon the terms of the applicable Notes.]

[EXTENDIBLE NOTE RIDER]
[To be completed, based on the terms of the applicable Notes.]

[EXTENSION OF MATURITY NOTE]
[To be completed, based on the terms of the applicable Notes.]

Schedule 1 to the
Temporary Global Note
PART I
INTEREST PAYMENTS

Confirmation of
payment by or on
Interest		Total Amount of	Amount of Interest	behalf of the
Payment Date	Date of Payment	Interest Payable	Paid	Issuer

First*

*	Continue renumbering until the appropriate number of interest payments for the particular Tranche of Notes is reached.

PART II
INSTALLMENT PAYMENTS

Remaining
		Total of		principal amount	Confirmation of
		Installment	Amount of	of this Global	payment by or
		Amounts	Installment	Note following	on behalf of the
Installment Date	Date of Payment	Payable	Amounts Paid	such payment[8]	Issuer

First*

[8]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

*	Continue renumbering until the appropriate number of installment payments for the particular Tranche of Notes is reached.

PART III
REDEMPTIONS

	Total principal		Remaining principal	Confirmation of
	amount of this		amount of this Global	redemption by or on
	Global Note to be	Principal amount	Note following such	behalf of the
Date of Redemption	redeemed	redeemed	redemption[9]	Issuer

[9]	See most recent entry in Part II, III, or IV of Schedule 1 or Schedule 2 in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

	Part of principal	Remaining principal	Confirmation of
	amount of this	amount of this Global	purchase and
Date of	Global Note	Note following such	cancellation by or
purchase and	purchased and	purchase and	on behalf of the
cancellation	cancelled	cancellation[10]	Issuer

[10]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Schedule 2 to the
Temporary Global Note
SCHEDULE OF EXCHANGES
FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE
The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Principal amount of
this Global Note
exchanged for
	Definitive Notes or	Remaining Principal
	Notes represented	Amount of this Global	Notation made by or
	by a Permanent	Note following such	on behalf of the
Date of Exchange	Global Note	exchange[11]	Issuer

[11]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Exhibit C to
Supplement to Global Agency Agreement
[FORM OF PERMANENT BEARER GLOBAL NOTE]
BANK OF AMERICA, N.A.
PERMANENT GLOBAL BANK NOTE
     [THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.]12
     THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.
     THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
     IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL

[12]	Modify legend, as appropriate, for any bank notes in bearer form offered under exemptions other than Regulation S.

OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.
     IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.
     THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.
     NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.
     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.
     THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.
     THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

Common Code:	ISIN No.:
Principal Amount: [$]_______
BANK OF AMERICA, N.A.
[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]
PERMANENT GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[13]:
SPECIFIED CURRENCY:		☐ ☐ ☐	This Note is an Extendible Note. [See attached Rider] This Note is an Extension of Maturity Note. [See attached Rider] This Note is an Amortizing Note.
☐ U.S. Dollars
☐ Other (specify):

☐	FIXED RATE NOTE
☐	FLOATING RATE NOTE
☐	INDEXED NOTE [See attached Rider]
☐	FLOATING RATE/FIXED RATE NOTE

☐	SENIOR NOTE
☐	SUBORDINATED NOTE
     BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to the bearer hereof the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedules 1 and 2 hereto, on the Stated Maturity Date14 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the provisions set forth on the reverse hereof under the

[13]	The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[14]	This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

Section 2(b), if this Note is designated as a “Floating Rate Note” above, (iii) in accordance with the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.
     This Global Note is a Permanent Global Note in bearer form without interest coupons and is one of a duly authorized issue of senior or subordinated Notes of the Issuer issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007, as supplemented by a Supplement to Global Agency Agreement dated as of December 19, 2008 and a Supplement to Global Agency Agreement dated as of April 30, 2010, as the same may be further supplemented and amended from time to time (as supplemented and amended, the “Agency Agreement”) among the Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and as London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.
     The Issuer and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of this Note as the absolute owner hereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft hereof) for all purposes but, in the case of this Global Note, without prejudice to the provisions set out in the next paragraph.
     So long as this Global Note is held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by this Global Note (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the London Paying Agent, and any other Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on the Notes, the bearer of this Global Note shall be treated by the Issuer, the London Paying Agent and any other Agent as the holder of such Notes in accordance with and subject to the terms of this Global Note (the expressions “noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by this Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.
     On any redemption, repayment or purchase and cancellation of any of the Notes represented by this Global Note, the Issuer shall procure that details of such redemption, repayment or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording any such redemption, repayment or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, repayment or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed, repurchased or purchased and cancelled.
     The Notes represented by this Global Note were represented originally by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been represented originally by one Temporary Global Note). Unless any such Temporary Global Note was exchanged in whole on the issue date hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in the Global Note. The Issuer shall procure that details of such exchange shall be entered in Schedule 2 hereto to reflect the increase in the aggregate principal amount of this Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.
     In certain circumstances, further bank notes may be issued which are intended on issue to be consolidated and form a single series with this Note. In such circumstances the Issuer shall procure that details of such further notes shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer, whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of any such Temporary Global Note so exchanged, and more than one Pricing Supplement reflecting the series may be attached to this Note to reflect the increased principal amount.
     This Global Note may be exchanged in whole, but not in part (free of charge), for security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated in such Definitive Notes). This exchange will be made upon at least 60 days’

written notice being given to the London Issuing Agent by Euroclear and/or Clearstream, Luxembourg, acting on the instructions of any holder of an interest in the Global Note, upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the London Paying Agent specified above.
     In addition, this Global Note may be exchanged in whole, but not in part (free of charge), for security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated on such Definitive Notes), under the limited circumstances provided in Section 8 of the Agency Agreement.
     The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note most recently entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto), provided that, subject as aforesaid, the first notice given to the London Paying Agent by Euroclear and Clearstream, Luxembourg shall give rise to the issue of Definitive Notes in exchange for the total amount of the Notes represented by this Global Note.
     Any such exchanges will be made upon presentation of this Global Note by the bearer hereof at the offices of the London Issuing Agent (or at such other place outside the United States and its possessions as the London Issuing Agent may agree). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the London Issuing Agent.
     Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Talons and Receipts in the form set out in Exhibits D, E, F and G, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons).
     Notwithstanding any provision to the contrary contained in this Permanent Global Note, the holder of this Permanent Global Note shall be the only person entitled to receive payments in respect to the Notes represented by this Permanent Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of this Permanent Global Note in respect of each amount so paid. Any failure to make the entries referred to above shall not affect such discharge. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by this Permanent Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of this Permanent Global Note. No person other than the holder of this Permanent Global Note shall have any claim against the Issuer in respect of any payments due on this Permanent Global Note.

     Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the principal financial center of the country of such Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that, in either case, a check or a credit or transfer, as applicable, may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer or any Paying Agent.
     If at the time of payment the Specified Currency is not legal tender for the payment of public and private debts, the Issuer will make payments in (a) such other coin or currency of the country that issued such Specified Currency or (b) if the Specified Currency is the euro, the successor currency under applicable law, in each case as at the time of such payment is legal tender for payment of debts. Unless otherwise specified in the Pricing Supplement, and except as described below, generally holders are not entitled to receive payments in U.S. dollars of an amount due in another Specified Currency.
     Except as provided below, payments of principal of, and premium, if any, and interest on this Global Note will be made outside the United States and its possessions against presentation or surrender, as the case may be, of this Global Note at the office of the London Paying Agent maintained for that purpose, subject to the requirements for certification provided herein. The London Paying Agent will record on this Global Note each payment made against presentation or surrender of the Note, distinguishing between any payment of principal and premium, if any, and any payment of interest, and such record shall be prima facie evidence that the payment has been made.
     Payment on this Note will not be made: (i) at any office or agency of the Issuer in the United States or its possessions; (ii) by check mailed to any address in the United States or its possessions; or (iii) by wire transfer to an account maintained with a bank located in the United States or its possessions; provided, however, that U.S. dollar payments with respect to this Global Note may be made at the specified office of a paying agent in the United States or its possessions if: (A) the Issuer has appointed paying agents with specified offices outside the United States and its possessions with the reasonable expectation that such paying agents will be able to make payment of the full amount of principal, premium, if any, interest, or any other amounts payable on the bank notes in the manner provided above when due in U.S. dollars at such specified offices; (B) payment of the full amount due of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and (C) such payment is then permitted under U.S. law without involving, in the Issuer’s opinion, adverse tax consequences for the Issuer.
     The bearer of this Global Note shall be the only person entitled to receive payments with respect hereto, and the Issuer shall be discharged by payment to, or to the order of, the bearer of this Global Note with respect to each amount so paid. Each person in the records of Euroclear or Clearstream, Luxembourg as the beneficial owner of a particular nominal amount of this Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment so made by the Issuer to, or to the order of, the bearer of this Global Note. No person other than the bearer hereof shall have any claim against the Issuer with respect to payments due hereon.
     If the date for payment of any amount with respect to this Note is not a Payment Business Day (as defined below) in the place of presentation, the holder of this Note shall not be entitled to payment of the amount due until the next succeeding Payment Business Day. Except as provided otherwise herein for floating-rate notes, the holder shall not be entitled to further interest or other payment with respect to such delay. For these purposes, unless otherwise specified in the Pricing Supplement, “Payment Business Day” means any Business Day which is also a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center specified in the Pricing Supplement.
     Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.
     This Note will become void unless presented for payment within a period of two years from the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the London Paying Agent or other applicable paying agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the noteholder.
     Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.
     This Permanent Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the London Issuing Agent acting in accordance with the Agency Agreement.

     IN WITNESS WHEREOF, Bank of America, N.A. has caused this Permanent Global Note to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
This Permanent Global Note is one of the Notes referred to in the within-mentioned Agency Agreement and is authenticated by or on behalf of the London Issuing Agent.

Dated:	DEUTSCHE BANK AG, LONDON BRANCH as London Issuing Agent

By:

Authorized Signatory

By:

Authorized Signatory

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS APPLICABLE]

[Reverse of Note]
BANK OF AMERICA, N.A.
(PERMANENT GLOBAL BANK NOTE)
     SECTION 1. General. This Note is one of the Notes issued pursuant to an Offering Circular dated April 30, 2010, as it may be amended or supplemented from time to time, for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.
     The Issuer has initially appointed Deutsche Bank AG, London Branch, to act as London Paying Agent in respect of this Note. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the London Paying Agent.
     SECTION 2. Interest Provisions.
     (a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.
     Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.

     “Actual/Actual (ISMA) Fixed Day Count Convention” means:
(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:
(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and
(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.
     “Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).
     “Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.
     Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.
     (b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment

Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.
     Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).
     As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.
     The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Eurozone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.
     Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).
     If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, supplemented or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.
     The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.
     The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.
Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.
For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.
          Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, unless specified otherwise in the applicable Pricing Supplement, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted for non-Business Days accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.
          Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.
          All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).
     Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.
     The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.
     Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.
     If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:
•	The Calculation Agent will select four major banks in the London interbank market, after consultation with the Issuer. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the Calculation Agent will select, after consultation with the Issuer, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the average of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

     Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.
     The following procedures will be followed if EURIBOR cannot be determined as described above:
•	If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Eurozone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If fewer than two quotations are provided, then the Calculation Agent, after consultation with the Issuer, will select four major banks in the Eurozone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Eurozone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.
     “Eurozone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.
     Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.
     The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with the Issuer, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•	If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.
     The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100

360 – (D x M)
where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.
     “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

     “H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.
     Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:
•	if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
•	if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest

Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
•	if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with the Issuer; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.
     Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”
     The following procedures will be followed if the prime rate cannot be determined as described above:
•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with the Issuer.
•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.
     “Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).
     (c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.
     SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.
     SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued to the bearer hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
     From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the bearer on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE BEARER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise provided in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the bearer hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the bearer hereof on any Optional Repayment Date, this Note must be presented, with the form attached hereto entitled “Option to Elect Repayment” duly completed, at the offices of the London Paying Agent not more than 60 nor less than 30 days prior to the Optional Repayment Date. Upon such proper presentment, this Note will be repaid on the Optional Repayment Date, subject to the provisions of this Note governing payments. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued to the bearer hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the bearer hereof shall be irrevocable.

     From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the bearer’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.
     However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (14) below, unless specified otherwise in the Pricing Supplement.
(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.
(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:
•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.
(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:
•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.
(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.
(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.
     For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:
•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.
     However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.
(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.
(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.
(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.
(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:
•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.
(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.
(13) Additional amounts will not be payable if a payment on this Note or related Receipt or Coupon is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 (or any successor provision) or Section 1472 (or any successor provision) of the U.S. Internal Revenue Code of 1986, as amended, or any related administrative regulation or pronouncement.
(14) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (13) above.
          Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.
          For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the

United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.
     SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.
     Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.
     Unless otherwise specified in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.
     From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 8. Special Tax Redemption. If the Issuer determines that any payment made outside the United States by the Issuer or any Paying Agent in respect of this Note under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of this Note who is a non-U.S. person (as defined above) (other than a requirement (1) that would not be applicable to a payment by the Issuer or any Paying Agent (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a non-U.S. person, provided that, in any case referred to in clause (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent), the Issuer shall at its option either: (i) redeem this Note in whole but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), at a redemption price equal to the principal amount of this Note (or, in the case of an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount of this Note determined as of the date of redemption), together with, if appropriate, interest accrued to but excluding the date of redemption; or (ii) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.
     The Issuer shall make its determination as soon as practicable and promptly publish notice thereof (the “determination notice”) stating the effective date of such certification, documentation, information, or other reporting requirement, whether it will redeem the Note or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If this Note is to be redeemed as described above, that redemption shall take place on such date, not later than one year after publication of the determination notice, as the Issuer shall elect by notice to the London Paying Agent at least 45 calendar days before the redemption date. Notice of such redemption of the Notes will be given to the noteholders not more than 60 nor less than 30 calendar days prior to the redemption date. Notwithstanding the foregoing, the Issuer shall not redeem the bank notes if it shall subsequently determine not less than 30 calendar days prior to the redemption date, that subsequent payments on the Notes would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer shall give prompt notice of its subsequent determination, and any earlier redemption notice shall be revoked and of no further effect.
     Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or any Paying Agent in respect of this Note of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence, or identity, other than status as a non-U.S. person, of such beneficial owner be disclosed to the Issuer, any paying agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of this Note for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in this Note to be then due and payable. If the Issuer elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note in whole, but not in part, at any time (in the case of bank notes other than floating-rate

Notes) or on any Interest Payment Date (in the case of floating-rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem this Note pursuant to the provisions of the immediately preceding paragraph.
     To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.
     SECTION 9. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party’s assumption of the Issuer’s obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 11; (ii) to add additional covenants, restrictions or conditions for the protection of the holder hereof; (iii) to relax or eliminate the restrictions on payment of principal and interest in respect hereof in the United States, provided that such payment is permitted by U.S. tax laws and regulations then in effect and provided that no adverse tax consequences would result to the holder of this Note; (iv) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (v) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent’s responsibilities under the Agency Agreement; (vi) to evidence the replacement or change of address of the depository or clearing system noted hereon; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (viii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (ix) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more definitive Notes; or (x) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the holder hereof to institute suit for the enforcement of payments or principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.
     Any action by the bearer of this Note shall bind all future bearers of this Note and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Paying Agents in pursuance of such action.
     Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the London Issuing Agent and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the London Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the applicable Agent for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.
     SECTION 10. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     SECTION 11. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.
     SECTION 12. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of €50,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).
     SECTION 13. Events of Default.
     (a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Senior Note shall occur and be continuing, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.
     (b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.
     If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.
     Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.
     SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.
     Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.
     SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.
     In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.
     If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.
     Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.
     SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

     SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.
     SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the London Issuing Agent and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the London Issuing Agent, the London Issuing Agent shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the London Issuing Agent that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.
     SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.
     Unless specified otherwise in the Pricing Supplement, “Business Day” means a day that meets all the following requirements:
     (a) for all Notes, is any weekday that is not a legal holiday in Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

     (b) for all Notes, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;
     (c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and
     (d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).
     Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.
     SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

[OPTION TO ELECT REPAYMENT]
[To be completed, based upon the terms of the applicable Notes.]

[EXTENDIBLE NOTE RIDER]
[To be completed, based upon the terms of the applicable Notes.]

[EXTENSION OF MATURITY NOTE RIDER]
[To be completed, based upon the terms of the applicable Notes.]

Schedule 1 to the
Permanent Global Note
PART I
INTEREST PAYMENTS

Confirmation of
payment by or on
Interest		Total Amount of	Amount of Interest	behalf of the
Payment Date	Date of Payment	Interest Payable	Paid	Issuer

First*

*	Continue renumbering until the appropriate number of interest payments for the particular Tranche of Notes is reached.

PART II
INSTALLMENT PAYMENTS

Remaining
				principal amount	Confirmation of
		Total of	Amount of	of this Global	payment by or
		Installment Amounts	Installment	Note following	on behalf of the
Installment Date	Date of Payment	Payable	Amounts Paid	such payment1516	Issuer

First*

[15]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

*	Continue renumbering until the appropriate number of installment payments for the particular Tranche of Notes is reached.

PART III
REDEMPTIONS

	Total principal		Remaining principal	Confirmation of
	amount of this		amount of this Global	redemption by or on
	Global Note to be	Principal amount	Note following such	behalf of the
Date of Redemption	redeemed	redeemed	redemption[17]	Issuer

[17]	See most recent entry in Part II, III, or IV of Schedule 1 or Schedule 2 in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

	Part of principal	Remaining principal	Confirmation of
	amount of this	amount of this Global	purchase and
Date of	Global Note	Note following such	cancellation by or
purchase and	purchased and	purchase and	on behalf of the
cancellation	cancelled	cancellation[18]	Issuer

[18]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Schedule 2 to the
Permanent Global Note
SCHEDULE OF EXCHANGES
The following exchanges of the Temporary Global Note(s) for Notes represented by this Permanent Global Note have been made:

Increase in
principal amount of
	this Global Note	Remaining Principal
	due to exchanges of	Amount of this
	a Temporary Global	Global Note	Notation made by or
	Note for this	following such	on behalf of the
Date of Exchange	Global Note	exchange[19]	Issuer

[19]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

C-45